UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 12, 2008


            AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
        (Exact name of registrant as specified in its charter)


     State of Minnesota           000-18289         41-1622463
(State or other jurisdiction  (Commission File     (IRS Employer
     of incorporation)             Number)       Identification No.)


      30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
               (Address of Principal Executive Offices)


                            (651) 227-7333
       (Registrant's telephone number, including area code)



  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

       On March 12, 2008, the Partnership sold a KinderCare daycare center in Columbus, Ohio to Stratford Investment Company Limited Partnership, an unrelated third party. The Partnership received net cash proceeds of approximately $1,617,000 for the property, which resulted in a net gain of approximately $1,053,500.

      In the second quarter of 2008, the Managing General Partner plans to solicit by mail a proxy statement seeking the consent of the Limited Partners, as required by Section 6.1 of the
Partnership Agreement, to initiate the final disposition, liquidation and distribution of all of the Partnership's properties and assets within the next year. If a majority of the voting Units are voted in favor of the proposal, the Managing General Partner will proceed with the planned liquidation of the Partnership.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements  of  businesses  acquired  -   Not
          Applicable.

      (b) Pro forma financial information - Not Applicable.   The
          Partnership is in the process of liquidating.

      (c) Shell company transactions - Not Applicable.

      (d) Exhibits.

          Exhibit 10.1 - Assignment and Assumption of Purchase Agreement dated March 11, 2008 between the Partnership and AEI Real Estate Fund XVII Limited Partnership relating to the Property at 4885 Cherry Bottom Road, Columbus, Ohio.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XVIII LIMITED
                              PARTNERSHIP

                              By: AEI Fund Management XVIII, Inc.
                                 Its:  Managing General Partner


Date:  March 17, 2008            /s/ Patrick W Keene
                              By: Patrick W. Keene
                                 Its:  Chief Financial Officer